UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Appointment of New Frontier CEO, President and Interim COO
On January 26, 2012, Republic Airways Holdings Inc. (the “Company”) announced the appointment of David Siegel as CEO, President, and interim Chief Operating Officer of Frontier Airlines, Inc. (“Frontier”), a wholly owned subsidiary of the Company, effective January 30, 2012.
Information regarding Mr. Siegel's compensation and benefits will be disclosed once they are finalized.
Appointment of New Frontier Senior Officers
On January 26, 2012, the Company also announced the addition of new senior officers for Frontier's finance and commercial team, among other changes in the executive leadership team.
Robert Ashcroft has joined Frontier as Senior Vice President, Finance.
Daniel Shurz has been promoted to the role of Senior Vice President, Commercial for Frontier.
Greg Aretakis is assuming an expanded role as Vice President of Network and Revenue Management.
Dan Krause has been promoted to Vice President of Marketing and Customer Experience for Frontier.
A copy of the Company's press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
A copy of Frequently Asked Questions for new Frontier Management is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Press release of Republic Airways Holdings, Inc. dated January 26, 2012

99.2	Frequently Asked Questions for new Frontier Management

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By: /s/ Timothy P. Dooley
Name: Timothy P. Dooley
Title: Senior Vice President
and Chief Financial Officer

Dated: January 26, 2012

Exhibit index
Exhibit Number            Description

99.1	Press release of Republic Airways Holdings, Inc. dated January 26, 2012

99.2	Frequently Asked Questions for new Frontier Management